Exhibit 99.1

News Release

Investor Contact

Stacy Roughan

Director, Investor Relations

DineEquity, Inc.

818-637-3632

Media Contact

Lucy Neugart

Sard Verbinnen

415-618-8750

DineEquity, Inc. Appoints Howard M. Berk to its Board of Directors

GLENDALE, Calif., February 5, 2009 — DineEquity, Inc. (NYSE: DIN), franchisor and operator of Applebee’s Neighborhood Grill & Bar and IHOP Restaurants, today announced the appointment of Mr. Howard M. Berk to the Company’s Board of Directors, effective today.  The addition of Mr. Berk brings the total number of DineEquity Board members to ten.

Since 2002, Mr. Berk has been a Partner at MSD Capital, L.P., the investment firm formed in 1998 to exclusively manage the capital of Michael Dell and his family.  From 1998 to 2002, Mr. Berk was Managing Director of TG Capital Corp., an investment group that manages the capital of a single family and acquires and invests in both public and private companies.  From 1995 to 1998, Mr. Berk was with The Stenbeck Group, acquiring and managing businesses in multiple countries.  Prior to that, he was with Goldman, Sachs & Co., where he worked in the Principal Investment Area as well as the Mergers and Acquisitions department.  Mr. Berk graduated magna cum laude from The University of Texas in 1987 with a B.B.A. in Finance and received his M.B.A. from Harvard Business School in 1991.

Julia A. Stewart, DineEquity’s chairman and chief executive officer, said, “We are pleased to welcome Howard to DineEquity’s board of directors. His experience and insight as a long-term shareholder will bring valuable perspective to our diverse board of directors. We look forward to Howard’s contributions as we continue executing against our strategic plan for Applebee’s and IHOP and work to create additional value for our shareholders.”

About DineEquity, Inc.

Based in Glendale, California, DineEquity, Inc. franchises and operates restaurants under the Applebee’s Neighborhood Grill & Bar and IHOP brands.  With nearly 3,400 restaurants combined, DineEquity is the largest full-service restaurant company in the world.  For more information on DineEquity, visit the Company’s Web site located at www.dineequity.com.

Forward-Looking Statements

There are forward-looking statements contained in this news release. They use such words as “may,” “will,” “expect,” “believe,” “plan,” or other similar terminology, and include statements regarding the strategic and financial benefits of the acquisition of Applebee’s International, Inc., expectations regarding integration and cost savings, and other financial guidance. These statements involve known and unknown risks,

DineEquity, Inc.
450 North Brand Blvd., 7th floor
Glendale, California 91203-4415
866.995.DINE

uncertainties and other factors, which may cause the actual results to be materially different than those expressed or implied in such statements. These factors include, but are not limited to: the implementation of the Company’s strategic growth plan; the availability of suitable locations and terms for the sites designated for development; the ability of franchise developers to fulfill their commitments to build new restaurants in the numbers and time frames covered by their development agreements; legislation and government regulation including the ability to obtain satisfactory regulatory approvals; risks associated with executing the Company’s strategic plan for Applebee’s; risks associated with the Company’s incurrence of significant indebtedness to finance the acquisition of Applebee’s; the failure to realize the synergies and other perceived advantages resulting from the acquisition; costs and potential litigation associated with the acquisition; the ability to retain key personnel after the acquisition; conditions beyond the Company’s control such as weather, natural disasters, disease outbreaks, epidemics or pandemics impacting the Company’s customers or food supplies; or acts of war or terrorism; availability and cost of materials and labor; cost and availability of capital; competition; continuing acceptance of the IHOP, International House of Pancakes and Applebee’s brands and concepts by guests and franchisees; the Company’s overall marketing, operational and financial performance; economic and political conditions; adoption of new, or changes in, accounting policies and practices; and other factors discussed from time to time in the Company’s news releases, public statements and/or filings with the Securities and Exchange Commission, especially the “Risk Factors” sections of Annual and Quarterly Reports on Forms 10-K and 10-Q. Forward-looking information is provided by the Company pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. In addition, the Company disclaims any intent or obligation to update these forward-looking statements.